UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2012

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 7, 2012 to (i) elect seven directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) vote, in an advisory or non-binding vote, on the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2012 annual meeting of shareholders (“Advisory Compensation Vote”), and (iii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2012 (“Auditor Ratification”). As of April 4, 2012, the record date for the Annual Meeting, there were 37,030,975 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 34,244,711 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
John B. Jones, Jr.	26,769,471	174,194	7,301,046
Stephen C. Kiely	26,708,459	235,206	7,301,046
Frank L. Lederman	26,760,342	183,323	7,301,046
Sally G. Narodick	26,768,573	175,092	7,301,046
Daniel C. Regis	26,758,107	185,558	7,301,046
Stephen C. Richards	26,797,488	176,177	7,301,046
Peter J. Ungaro	26,766,135	177,530	7,301,046

Proposals:
	For	Against	Abstain	Broker Non-Votes
Advisory Compensation Vote	26,576,122	271,875	95,668	7,301,046
Auditor Ratification	34,081,823	110,178	52,710	0

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 11, 2012

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration and General Counsel

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